UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 12, 2004

                               CINEMARK USA, INC.
               (Exact name of registrant as specified in charter)


            TEXAS                      33-47040                   75-2206284
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                         3900 DALLAS PARKWAY, SUITE 500
                               PLANO, TEXAS 75093
              (Address and Zip Code of Principal Executive Offices)

                                  972-665-1000
              (Registrant's telephone number, including area code)


Item 9. Regulation FD Disclosure

On March 12, 2004, Cinemark, Inc., our parent company, announced that it had signed a definitive merger agreement with affiliates of Madison Dearborn Partners, L.L.C. A copy of the press release is furnished to the United States Securities and Exchange Commission (the "Commission") with this current report on Form 8-K as an exhibit.

On March 15, 2004, Cinemark, Inc., our parent company, announced that it intends to issue approximately $360 million of Senior Discount Notes due 2014. A copy of the press release is furnished to the United States Securities and Exchange Commission (the "Commission") with this current report on Form 8-K as an exhibit.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CINEMARK USA, INC.


Date: March 16, 2004                     By:    /s/ Michael D. Cavalier
                                         Name:  Michael D. Cavalier
                                         Title: Vice President - General Counsel

                                  EXHIBIT INDEX

        The exhibits below are numbered in accordance  with the Exhibit Table of
Item 601 of Regulation 8-K.

Exhibit No.            Description of Exhibit

99.1                   Press Release of Cinemark, Inc. dated March 12, 2004.

99.2                   Press Release of Cinemark, Inc. dated March 15, 2004

                                                                    EXHIBIT 99.1

Madison Dearborn  Partners Sponsors $1.5 Billion  Recapitalization  of Cinemark,
Inc.

        ----------------------------------------------------------------

        Plano, TX, March 12, 2004 - Cinemark, Inc. (Cinemark), one of the nation's leading motion picture exhibitors, announced today that it has signed a definitive merger agreement with affiliates of Madison Dearborn Partners, Inc.
(MDP) in a transaction valued at approximately $1.5 billion. Cinemark's current shareholders include the company's founder, Chairman and CEO Lee Roy Mitchell, and The Cypress Group LLC. As part of the transaction, Mitchell and members of Cinemark management will retain significant equity stakes in the company.

        Mr. Mitchell will continue in his current role of Chairman and Chief Executive Officer of Cinemark. In addition, the members of Cinemark's existing management team will retain their current positions after the transaction.

        "After a long and productive relationship with The Cypress Group, we are now looking forward to our new partnership with the principals of Madison Dearborn to continue to build on our track record and create value for our stockholders," said Mitchell.

        "We are pleased to be investing in Cinemark, one of the preeminent competitors in the motion picture exhibition industry throughout the Americas," said Benjamin D. Chereskin, a Managing Director of MDP. "The Cinemark management team, under the leadership of Lee Roy Mitchell, has posted an impressive record of disciplined growth, outstanding profitability, and innovation. MDP intends to play a supportive role in the company's future development."

        "Cypress has enjoyed a highly successful partnership with Cinemark founder, Lee Roy Mitchell, and management," said William Spiegel, a Managing Director of The Cypress Group. "Cinemark has achieved remarkable growth since our investment, creating substantial value for all shareholders in the process."

        The merger has been approved by Cinemark's board of directors and shareholders, is expected to close in April, and will be financed through a combination of new debt and assumed debt, including but not limited to the 9% Senior Subordinated Notes due 2013, and equity. The merger is subject to certain customary conditions.

        Lehman Brothers Inc. and Goldman, Sachs & Co. served as financial advisors to Cinemark. Akin Gump Strauss Hauer & Feld LLP advised the selling Cinemark shareholders. Allen & Co., Kirkland & Ellis LLP, and Baker & McKenzie advised MDP.

        Cinemark, Inc. is one of the largest motion picture exhibitors in North America and South America, with 3,142 screens in 33 States and internationally in 12 countries including Argentina, Brazil, Canada, Chile, Colombia, Costa Rica, Ecuador, El Salvador, Honduras, Nicaragua, Mexico, and Peru.

         Madison Dearborn Partners, Inc., headquartered in Chicago, is one of the most experienced and largest private equity investment firms in the country with approximately $8 billion of capital under management. Madison Dearborn focuses on investments in several industries including communications, consumer, financial services, health care, and natural resources.

         The Cypress Group L.L.C. manages two private equity funds with more than $3.5 billion in commitments. Cypress invests in privately negotiated transactions, targeting operating businesses and investing with management to foster continued growth.

         This document contains forward-looking statements within the meaning of the safe harbor provisions of the Securities Litigation Reform Act of 1995. Please refer to the Company's Securities and Exchange Commission filings for further information.

                                                                    EXHIBIT 99.2

Plano, TX, March 15, 2004 - Cinemark, Inc. (the "Company") today announced that it intends to issue approximately $360 million in gross proceeds of Senior
Discount Notes due 2014. The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons in reliance on Regulation S under the Securities Act. The Company will use the net proceeds from the offering, together with the purchase of Cinemark, Inc. common stock by an investor group led by Madison Dearborn Partners, LLC., to finance a recapitalization of the Company. The Company's Chairman and CEO, Lee Roy Mitchell, together with other members of the Company's senior management, will retain significant equity stakes in the recapitalized Company. In connection with the recapitalization, the Company will cause its subsidiary, Cinemark USA, Inc., to amend and restate its existing credit facility to provide for a term loan of approximately $270 million, the proceeds of which will be used to repay existing term loans and to repurchase or redeem Cinemark USA, Inc.'s 8 1/2% Series B Senior Subordinated Notes due 2008. The Company expects that the remaining indebtedness of Cinemark USA, Inc, including its 9% Notes due 2013, will remain outstanding. The final terms of the new financings are subject to the negotiation and execution of definitive documentation and to market conditions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The securities to be offered will not be registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state laws.


The Company intends that this press release be governed by the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995 (the "PSLR Act") with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries' long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.

Contact:
Robert Copple

972-665-1000